UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2013

EXELIXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 East Grand Ave.

South San Francisco, California 94080

(Address of principal executive offices, and including zip code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2013, Exelixis, Inc. (“Exelixis”) entered into an employment agreement (the “Employment Agreement”) with Pamela A. Simonton, Exelixis’ Executive Vice President and General Counsel, pursuant to which Ms. Simonton will continue to serve as Exelixis’ General Counsel until such time as a new General Counsel is retained by Exelixis. Following the retention of a new General Counsel, Ms. Simonton will serve as Executive Vice President of Exelixis, reporting to the President and Chief Executive Officer (the “CEO”). The Employment Agreement provides that Ms. Simonton shall maintain her current annual base salary (in the event that Ms. Simonton’s position is changed from full-time to part-time, her salary shall be adjusted to a prorated amount). The term of the Employment Agreement is three years (the “Term”). Ms. Simonton’s duties under the Employment Agreement include: (i) advising management on global patent strategies; (ii) assisting the CEO and other senior management with various corporate projects and activities; and (iii) serving as a director of Exelixis’ offshore entities. Exelixis intends to fill the General Counsel position with a candidate possessing broad legal experience in the marketing and commercialization of pharmaceutical products. Ms. Simonton will assist in transitioning of projects to the new General Counsel.

Ms. Simonton’s employment is “at will”; provided however, that if her employment with Exelixis is terminated by Exelixis without “cause,” including because of “disability,” Exelixis shall pay her the following severance benefits: cash severance equal to her base salary at the time of termination (calculated on a full-time employment basis) for the remainder of the Term; payment by Exelixis of the full amount of COBRA premiums on behalf of Ms. Simonton and her eligible dependents under Exelixis’s group health plan for a period equal to the lesser of the balance of the Term or until she obtains coverage under another group health plan; and, under certain circumstances, accelerated vesting of her equity awards and extension of stock option exercisability until July 31, 2017. If Ms. Simonton’s employment is terminated during the Term due to a “Covered Termination” or a “Change in Control Termination” as those terms are defined in the Exelixis, Inc. Change in Control and Severance Benefit Plan (the “CIC Plan”), in lieu of any severance benefits under the Employment Agreement, Ms. Simonton will be entitled to receive all of the rights and benefits provided under the CIC Plan. As a condition of receiving any severance benefits under the Employment Agreement, Ms. Simonton must sign a release agreement releasing Exelixis and all affiliated or related entities and individuals from known and unknown claims, and such release must become effective according to its terms.

The foregoing summary of the Employment Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement to be filed as an exhibit to Exelixis’ Quarterly Report on Form 10-Q for the fiscal quarter ending September 27, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2013	EXELIXIS, INC.

/s/ James B. Bucher
James B. Bucher
Vice President, Corporate Legal Affairs and Secretary

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